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                                  EXHIBIT 10.6

                                FOUNDERS OPTION
                                   AGREEMENT

                                By and Between:
                          David K. Haspel and Panorama
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                                    FOUNDERS
                                OPTION AGREEMENT


         THIS FOUNDERS OPTION AGREEMENT, is made as of this 27th day of July, 1995 by and between David K. Haspel, residing at 1111 Somera Road, Los Angeles, California 90077 (the "Optionee"), and Panorama International Productions, Inc., with an address at 2621 Empire Avenue, Burbank, California 91504 (the "Optionor" or "Company").

                              W I T N E S S E T H:

         That for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

         This Option is subject to the following terms and conditions:

         1. Grant of Option. Optionor hereby irrevocably grants to the Optionee the right and option (the "Option") to purchase from the Optionor 90,000 shares of stock, $.001 par value per share, of Panorama International Productions, Inc., a Delaware corporation (the "Company"). The shares covered by the Option are hereinafter referred to as the "Option Shares."

         2. Purchase Price. The total purchase price of the Option Shares shall be $.001 per share.

         3. Term of Option. The term of the Option shall commence as of the date hereof and shall expire at 5:00 p.m., New York time, on August 11, 2020.

         4. Exercise of Option. The Option may be exercised as set forth in the section "Grant of Option" above by written notice sent to Optionor at its address set forth above. Such notice shall (i) state the election to exercise the Option and the number of shares to be purchased, (ii) fix a date not less than ten nor more than thirty business days after the date such notice is received by the Optionor for the payment of the full purchase price for such shares against delivery of a certificate representing such shares, and (iii) be signed by the Optionee. Payment of the purchase price shall be by cash.

         5. Investment Representation. Optionee hereby represents and warrants to Optionor that this Option and the Option Shares are being, and will be, acquired by Optionee for his own account and for investment only and not with a view to distribution or resale thereof within the meaning of such phrase as defined under the Securities Act of 1933, as amended. Optionee will not dispose of any part or all of the Option Shares in violation of the provisions of such Act and the rules and regulations promulgated thereby by the Securities and Exchange Commission and all applicable provisions of state securities laws and regulations.
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         6.      Termination.  If Optionor's employment with the Company
terminates for any reason, the rights to acquire shares of stock hereunder cease for any Option Shares not vested as of the date of termination.

         7. Stock Reserved. The Company represents and covenants that it has sufficient shares of authorized stock reserved and will, for as long as this option is effective as to shares for which the option has not been exercised, continue to reserve such shares.

         8. Antidilution. The number (including without limitation the maximum number) and class of shares specified in paragraph 1, above, and/or the price per share specified in paragraph 2, above, shall be appropriately adjusted on an equitable basis in the event of any change in the number of issued shares of common stock resulting from the subdivision or combination of shares of common stock or other capital adjustments, or the payment of a stock dividend after the date of this Agreement or other change in such shares of common stock effected without receipt of consideration by the Company. In the event that the Company shall, at any time prior to the exercise of this Option:
(i) declare or pay to the holders of the common stock of the Company a dividend payable in any kind of shares of stock of the Company; or (ii) change or divide or otherwise reclassify the Company's common stock into the same or a different number of shares with or without par value, or in shares of any class or classes; or (iii) transfer its property as an entirety or substantially as an entirety to any other company; or (iv) make any distribution of its assets to holders of the Company's common stock as a liquidation or partial liquidation dividend or by way of return of capital; or (v) merge or consolidate with or into any other corporation in a transaction in which the Company is not the surviving entity; then, upon the subsequent exercise of this Option, the Optionee shall receive, in addition to or in substitution for the shares of the Company's common stock to which he would otherwise be entitled upon such exercise, such additional shares of stock or scrip of the Company, or such reclassified shares of stock of the Company, or such shares of the securities or property of the Company resulting from such transfer, or such assets of the Company, or such shares of the surviving corporation which Optionee would have been entitled to receive had it exercised this Option prior to the happening of any of the foregoing events.

                 If, at any time while this Option is outstanding, the Company shall pay any dividend payable in cash or in common stock, shall offer to the holders of its common stock for subscription or purchase by them any shares of stock of any class or any other rights, or shall enter into an agreement to merge or consolidate with another corporation, the Company shall cause notice thereof to be mailed to the registered holder of this Option at its address appearing on the registration books of the Company, at least 30 days prior to the record date as of which holders of common stock shall participate in such dividend, distribution or subscription or other rights or at least 30 days prior to the effective date of the merger or consolidation. Failure to give notice as required by this Section, or any defect therein, shall not affect the legality or validity of any dividend, distribution or subscription or other right.

         9. Assignments. The Option may not be assigned, transferred, pledged, or hypothecated in any way by Optionee, except that Optionee may assign or transfer this Option to his heirs, successors or assigns.





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         10.  Liquidation of the Company.  If at any time during the term of the Option the Company determines to dissolve or to make a distribution with respect to its stock in liquidation of all or substantially all of its assets, Optionor shall give notice of such proposed action to Optionee at least fifteen days prior to the effective date of the proposed action to Optionee or the record date of the proposed liquidating distribution as the case may be.

         11. Legend. The certificate or certificates representing any Option Shares shall bear a legend in substantially the following form:

                 "The shares represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold, pledged, or otherwise transferred except in compliance with the Securities Act of 1933."

         12. Closing. The closing on the purchase of any Option Shares pursuant to the exercise by Optionee of his right to purchase under Paragraph 4 hereof shall be held at the principal office of the Company or at such other location as the parties to such closing may mutually agree.

         13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

         14. Arbitration. Any dispute between the parties shall be determined by Arbitration in the manner provided under the Commercial Arbitration Rules of the American Arbitration Association then in effect in the State of California; such arbitration shall be conducted before one arbitrator, chosen in accordance with such rules and shall be binding on all parties to the dispute; judgment on the award of such arbitrator may be rendered by any court having jurisdiction of such parties and the subject matter. The expense of such Arbitration shall be borne equally by the parties thereto, except that each party shall bear the cost of its legal counsel.

         15. Notices. Any notice hereunder shall be in writing and shall be deemed given when delivered personally or five days after being mailed by certified mail, return receipt requested, to the address of the appropriate party as set forth at the beginning of this Agreement.





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         16.  Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes and cancels any and all prior agreements, promises, or understandings between the parties relating to the grant, transfer, or payment of any shares, options, property, or cash to Optionee.

         IN WITNESS WHEREOF, the parties have executed this Option Agreement on the date first above written.

                                        OPTIONEE:


                                        By: /s/ David K. Haspel
                                            ------------------------------------
                                            David K. Haspel



                                        OPTIONOR:

                                        Panorama International Productions, Inc.


                                        By:     /s/ Edward H. Resnick
                                                --------------------------------
                                        Title:  Chairman





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